UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): June 23, 2026

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Summit Boulevard, 15th Floor
Atlanta, Georgia 30319
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 23, 2026, Beazer Homes USA, Inc. (the “Company”) issued and sold $400 million aggregate principal amount of its 8.000% Senior Notes due 2032 (the “Notes”) through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes were initially sold pursuant to a purchase agreement, dated June 15, 2026, among the Company, the wholly-owned subsidiaries named as guarantors therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein (the “Initial Purchasers”). The Company will use net proceeds from the offering to fund the redemption of the $357.3 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2027 (the “2027 Notes”), including fees and expenses related to the redemption of the 2027 Notes.
Interest on the Notes is payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2027. The Notes will mature on January 15, 2032.
The Notes were issued under an Indenture, dated June 23, 2026 (the “Indenture”), among the Company, the Guarantors and Regions Bank, as trustee (the “Trustee”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on assets to secure indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments and consolidate or merge. The Indenture contains customary events of default. Upon the occurrence of an event of default, payments on the Notes may be accelerated and become immediately due and payable.
Upon a change of control (as defined in the Indenture), the Indenture requires the Company to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest.
The Company may redeem the Notes at any time prior to July 15, 2028, in whole or in part, at a redemption price equal to 100% of the principal amount, plus a customary make whole premium equal to the Treasury Rate (as defined in the Indenture) plus 0.50% per annum, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time on or prior to July 15, 2028, the Company may redeem up to 35% of the aggregate principal amount of Notes with the proceeds of certain equity offerings at a redemption price equal to 108.000% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Furthermore, at any time prior to the maturity of the Notes, if at least 90% of the principal amount of the Notes have previously been repurchased and cancelled in connection with a change of control offer (as defined in the Indenture) the Company may redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date. On or after July 15, 2028, the Company may redeem some or all of the Notes at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured obligations, senior to all of the Company’s existing and future subordinated indebtedness and effectively subordinated to any future secured indebtedness of the Company. The Notes are fully and unconditionally guaranteed jointly and severally on an unsecured senior basis by the Guarantors. The guarantees will rank equally in right of payment with all existing and future senior unsecured indebtedness of such Guarantors and will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness of such Guarantors. The Notes and related guarantees are structurally subordinated to all indebtedness and other liabilities of all of the Company’s subsidiaries that do not guarantee the Notes.
The foregoing descriptions of the Indenture and the Notes are qualified in their entirety to the Indenture and the forms of the Notes filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.
The Initial Purchasers or their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.
Redemption Notice
On June 15, 2026, the Company issued a notice of redemption to redeem the $357.3 million aggregate principal amount of 2027 Notes that remained outstanding. The redemption is being made pursuant to the terms of the indenture governing the terms of the 2027 Notes, at a redemption price of 100% of par plus accrued interest to the date of redemption.

Press Release
On June 23, 2026, the Company issued a press release announcing the completion of the notes offering. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of June 23, 2026, among the Company, the Guarantors and Regions Bank, as trustee.
4.2	Form of 8.000% Senior Note due 2032 (included in Exhibit 4.1).
99.1	Press Release dated June 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, Inc.

Date:	June 23, 2026	By:	/s/ David I. Goldberg
David I. Goldberg Senior Vice President, Chief Financial Officer and Treasurer